UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 18, 2006
Motorcar Parts of America, Inc.
(Exact name of registrant as specified in its charter)

New York	0-23538	11-2153962

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 California Street, Torrance CA		90503

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (310) 972-4005
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     Effective October 18, 2006, the registrant entered into an amendment with respect to its leased remanufacturing facility in Tijuana, Mexico. Under the amendment, the amount of leased space increased from approximately 186,000 square feet to approximately 311,000 square feet, and the base rent increased from US$70,700 per month to US$118,200 per month. The new space is expected to be fully occupied in January 2007 and will be used for logistics activities. The amendment has the same term as the current lease.
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits

Exhibit No.	Description
99.1	Lease Agreement Amendment dated as of October 12, 2006 between the registrant, Motorcar Parts de Mexico S.A. de C.V and Beatrix Flourie Geffroy.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTORCAR PARTS OF AMERICA, INC.
Date: October 20, 2006	/s/ Michael Umansky
Michael Umansky
Vice President and General Counsel